UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2016

GTx, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-50549 (Commission File Number)	62-1715807 (I.R.S. Employer Identification No.)

175 Toyota Plaza 7th Floor Memphis, Tennessee (Address of principal executive offices)	38103 (Zip Code)

Registrant’s telephone number, including area code: (901) 523-9700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 5, 2016, GTx, Inc. (the “Company”) filed a Certificate of Amendment of its Restated Certificate of Incorporation (the “Amendment”) with the Secretary of State of the State of Delaware (a) to effect a one-for-ten reverse stock split of its outstanding common stock, and (b) to effect a reduction in the number of authorized shares of common stock from 400,000,000 shares to 60,000,000 shares. The Amendment will be effective at 5:00 p.m. Eastern Time on December 5, 2016.  A series of alternate amendments to effect a reverse stock split and a corresponding authorized common share reduction were approved by the Company’s stockholders at its Annual Meeting of Stockholders held on May 4, 2016, and the specific one-for-ten reverse split ratio and corresponding authorized common share reduction to 60,000,000 shares were subsequently approved by the Company’s Board of Directors on December 2, 2016.

The Amendment provides that, at the effective time of the Amendment, (a) every ten shares of the Company’s issued and outstanding common stock will automatically be combined and reclassified into one issued and outstanding share of common stock, without any change in par value per share, and (b) the number of authorized shares of common stock will be reduced to 60,000,000 shares. The reverse stock split will affect all shares of the Company’s common stock outstanding immediately prior to the effective time of the Amendment. As a result of the reverse stock split, proportionate adjustments will be made to the per share exercise price and/or the number of shares issuable upon the exercise or vesting of all stock options, restricted stock units and warrants issued by the Company and outstanding immediately prior to the effective time, which will result in a proportionate decrease in the number of shares of the Company’s common stock reserved for issuance upon exercise or vesting of such stock options, restricted stock units and warrants, and, in the case of stock options and warrants, a proportionate increase in the exercise price of all such stock options and warrants. In addition, the number of shares reserved for issuance under the Company’s equity compensation plans immediately prior to the effective time will be reduced proportionately.

No fractional shares will be issued as a result of the reverse stock split. Stockholders who would otherwise be entitled to receive a fractional share will receive a cash payment in lieu thereof.  The reverse stock split will affect all stockholders proportionately and will not affect any stockholder’s percentage ownership of the Company’s common stock (except to the extent that the reverse stock split results in any stockholder owning only a fractional share).

The Company’s common stock will begin trading on The NASDAQ Capital Market on a split-adjusted basis when the market opens on December 6, 2016. The new CUSIP number for the Company’s common stock following the reverse stock split is 40052B 207.

The foregoing description is qualified in its entirety by the Amendment, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment of Restated Certificate of Incorporation of GTx, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTx, Inc.

Date: December 5, 2016	By:	/s/ Henry P. Doggrell
	Name:	Henry P. Doggrell
	Title:	Vice President, Chief Legal Officer and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
3.1	Certificate of Amendment of Restated Certificate of Incorporation of GTx, Inc.